Exhibit 10.34
Executed Version
EXECUTIVE SERVICES AGREEMENT

This Executive Services Agreement (the “Agreement”) is entered into as of 2026.02.11,
BY AND BETWEEN:
Exicure, Inc., a Delaware corporation (the “Company”),
and
Innocircle Advisors Inc., a corporation organized under the laws of British Columbia, Canada (the “Service Provider”).

1. Engagement
The Company hereby engages the Service Provider to provide executive management services to the Company, and the Service Provider agrees to provide such services under the terms of this Agreement.
The Services shall be provided on a non-exclusive basis and shall be performed primarily remotely outside the United States, subject to reasonable travel as required.
2. Scope of Services
The Services shall include:
(a) Chief Executive Officer Services
Strategic leadership and direction of the Company; oversight of operations; investor and board communications; corporate governance oversight; execution of business strategy; and other executive functions customarily performed by a chief executive officer of a publicly traded company.
(b) Interim Chief Financial Officer Services
Chief Financial Officer services shall include financial planning and analysis; budgeting and forecasting; oversight and coordination of financial reporting and SEC disclosures; supervision of internal controls over financial reporting; risk management relating to financial matters; capital planning; and coordination with external auditors, legal counsel, and financial advisors.
The Service Provider may utilize its employees, contractors, or other designated personnel to assist in the performance of the Services.
3. Compensation
In consideration for the Services, the Company shall pay the Service Provider a monthly fee of USD $28,000, payable monthly in arrears upon receipt of a valid invoice.
The fee reflects compensation for executive services provided in the capacity of Chief Executive Officer and Chief Financial Officer.
No equity compensation, bonus, or other incentive compensation is included unless separately approved by the Board in writing.

Exhibit 10.34
Executed Version
4. Expense Reimbursement
In addition to the monthly fee set forth above, the Company shall reimburse the Service Provider for reasonable and documented out-of-pocket expenses incurred in connection with the performance of the Services. Such reimbursable expenses may include travel, lodging, meals (subject to applicable per diem policy, if any), and other customary business expenses, provided that such expenses are reasonable in amount and, where practicable, pre-approved by the Company.
5. Independent Contractor
The Service Provider is engaged as an independent contractor.
Nothing in this Agreement shall be construed as creating an employment relationship between the Company and the Service Provider or any individual providing Services on its behalf.
The Service Provider shall be solely responsible for all taxes, withholdings, statutory obligations, and benefits related to compensation received under this Agreement.
6. Term and Termination
6.1 Term
This Agreement shall commence on the Effective Date and shall continue on a month-to-month basis unless terminated in accordance with this Section.
6.2 Termination
Either party may terminate this Agreement for any reason or no reason upon thirty (30) days’ prior written notice.
Termination shall not affect the Company’s obligation to pay any accrued but unpaid amounts for Services rendered through the effective date of termination.
7. Confidentiality
The Service Provider shall maintain the confidentiality of all non-public, proprietary, or confidential information of the Company obtained in connection with the Services.
Such obligation shall survive termination of this Agreement.
8. Intellectual Property
All work product, analyses, reports, materials, and deliverables prepared in connection with the Services that relate to the Company’s business shall be the exclusive property of the Company to the extent permitted by law.
9. Indemnification
The Company shall indemnify the Service Provider and its designated personnel to the fullest extent permitted under applicable law and the Company’s organizational documents with respect to actions taken in good faith in the performance of the Services.
10. Clawback
Compensation paid pursuant to this Agreement shall be subject to any clawback or recovery policy adopted by the Company as required by applicable law, stock exchange rules, or regulatory requirements.

Exhibit 10.34
Executed Version
11. Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles. The parties agree to submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware.
12. Entire Agreement
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, or discussions.
Any amendment must be in writing signed by both parties.
13. Notices
All notices shall be in writing and delivered by recognized courier, certified mail, or electronic mail with confirmation of receipt to the addresses designated by each party.

IN WITNESS WHEREOF
The parties have executed this Executive Services Agreement as of the Effective Date.

Exicure, Inc.
By: __________________________
Name: Kim Jung Soo
Title: Chief executive Officer
Date: 2/23/2026

Innocircle Advisors Inc.
By: __________________________
Name: Seo Yeong Park
Title: Chief executive Officer
Date: 2/23/2026

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